Pricing Supplement dated August 27, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

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[RBC LOGO]                               $11,132,000
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer

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Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to thirty (30) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 August 27, 2009

Issuance Date:                August 31, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

  Coupon Payment Date (s):    The coupon will be paid on the last business day
                              of each month during the term of the Notes except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

              Valuation Date: November 25, 2009

               Maturity Date: November 30, 2009


Six Month Notes:

              Valuation Date: February 24, 2010

               Maturity Date: February 26, 2010

Reference Stock:

No.      Principal    Reference Stock                           Ticker    Coupon      Strike   Barrier Price     Term       CUSIP
---      ---------    ---------------                           ------    ------      ------   -------------     ----       -----
          Amount                                                           Rate       Price
          ------                                                           ----       -----
1500     $676,000    Alcoa Inc.                                  AA        20.25%     $12.40           $9.30    3 month    78008HDS6

1501     $516,000    Arch Coal, Inc.                             ACI       16.00%     $17.52          $13.14    3 month    78008HDT4

1502     $172,000    Aflac, Inc.                                 AFL       10.75%     $41.00          $30.75    3 month    78008HDU1

1503     $417,000    Allegheny Technologies, Inc.                ATI       17.25%     $30.87          $21.61    3 month    78008HDV9

1504     $484,000    American Express Company                    AXP       15.50%     $33.96          $25.47    3 month    78008HDW7

1505     $837,000    Bank of America Corporation                 BAC       17.25%     $17.92          $13.44    3 month    78008HDX5

1506     $556,000    Peabody Energy Corporation                  BTU       13.25%     $34.13          $25.60    3 month    78008HDY3

1507     $819,000    Citigroup Inc.                              C         22.50%      $5.05           $3.28    3 month    78008HDZ0

1508     $298,000    Continental Airlines Inc.                   CAL       27.50%     $13.36           $8.68    3 month    78008HEA4

1509      $89,000    Caterpillar Inc.                            CAT       12.50%     $47.08          $35.31    3 month    78008HEB2

1510     $267,000    Chesapeake Energy Corporation               CHK       12.75%     $23.20          $17.40    3 month    78008HEC0

1511     $208,000    Deere & Company                             DE        10.00%     $45.07          $33.80    3 month    78008HED8

1512     $819,000    Ford Motor Company                          F         18.75%      $7.67           $4.99    3 month    78008HEF3

1513     $424,000    Freeport-McMoRan Copper & Gold, Inc.        FCX       20.00%     $64.26          $48.20    3 month    78008HEG1

1514      $36,000    Starwood Hotels & Resorts Worldwide, Inc.   HOT       21.75%     $30.26          $22.70    3 month    78008HEH9

1515     $119,000    Las Vegas Sands Corp.                       LVS       30.75%     $14.62           $9.50    3 month    78008HEJ5

1516      $46,000    Marriott International, Inc.                MAR       14.75%     $24.38          $18.29    3 month    78008HEK2

1517     $311,000    The Mosaic Company                          MOS       17.75%     $51.38          $38.54    3 month    78008HEL0

1518      $96,000    Palm, Inc.                                  PALM      25.75%     $13.25           $8.61    3 month    78008HEM8

1519   $1,226,000    Wells Fargo & Company                       WFC       16.00%     $27.74          $20.81    3 month    78008HEN6

1520      $76,000    Wynn Resorts Limited                        WYNN      20.50%     $56.36          $36.63    3 month    78008HEP1

1521     $301,000    United States Steel Corporation             X         17.00%     $43.44          $30.41    3 month    78008HEQ9

1524     $405,000    General Electric Company                    GE        13.00%     $14.19          $10.64    6 month    78008HES5

1525      $38,000    Goldcorp, Inc.                              GG        12.50%     $36.35          $27.26    6 month    78008HET3

1529      $39,000    Petroleo Brasileiro S.A.                    PBR       11.75%     $42.15          $31.61    6 month    78008HEX4

1531      $77,000    Research In Motion Limited                  RIMM      12.50%     $73.63          $51.54    6 month    78008HFA3

1533      $34,000    Vale SA                                     VALE      14.50%     $20.03          $15.02    6 month    78008HFC9

1534     $208,000    Wells Fargo & Company                       WFC       17.00%     $27.74          $20.81    6 month    78008HFD7

1535     $538,000    TCF Financial Corporation                   TCB       17.00%     $13.42          $10.74    3 month    78008HFE5

1539   $1,000,000    Weatherford International Ltd.              WFT       12.25%     $20.51          $14.36    3 month    78008HFL9

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading, as set forth above.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Share Price is less than the
                                    Initial Share Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a Secondary Market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to Reverse Convertible Notes dated October
                              20, 2008.


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the Notes. As a result, you will experience an immediate and substantial decline in the value of your Notes on the Issuance Date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon# 1500                              100%                         1.50%                        98.50%
                                      $676,000.00                    $10,140.00                   $665,860.00

RevCon# 1501                              100%                         1.50%                        98.50%
                                      $516,000.00                    $7,740.00                    $508,260.00

RevCon# 1502                              100%                         1.50%                        98.50%
                                      $172,000.00                    $2,580.00                    $169,420.00

RevCon# 1503                              100%                         1.50%                        98.50%
                                      $417,000.00                    $6,255.00                    $410,745.00

RevCon# 1504                              100%                         1.50%                        98.50%
                                      $484,000.00                    $7,260.00                    $476,740.00

RevCon# 1505                              100%                         1.50%                        98.50%
                                      $837,000.00                    $12,555.00                   $824,445.00

RevCon# 1506                              100%                         1.50%                        98.50%
                                      $556,000.00                    $8,340.00                    $547,660.00

RevCon# 1507                              100%                         1.50%                        98.50%
                                      $819,000.00                    $12,285.00                   $806,715.00

RevCon# 1508                              100%                         1.50%                        98.50%
                                      $298,000.00                    $4,470.00                    $293,530.00

RevCon# 1509                              100%                         1.50%                        98.50%
                                       $89,000.00                    $1,335.00                    $87,665.00

RevCon# 1510                              100%                         1.50%                        98.50%
                                      $267,000.00                    $4,005.00                    $262,995.00

RevCon# 1511                              100%                         1.50%                        98.50%
                                      $208,000.00                    $3,120.00                    $204,880.00

RevCon# 1512                              100%                         1.50%                        98.50%
                                      $819,000.00                    $12,285.00                   $806,715.00

RevCon# 1513                              100%                         1.50%                        98.50%
                                      $424,000.00                    $6,360.00                    $417,640.00

RevCon# 1514                              100%                         1.50%                        98.50%
                                       $36,000.00                     $540.00                     $35,460.00

RevCon# 1515                              100%                         1.50%                        98.50%
                                      $119,000.00                    $1,785.00                    $117,215.00

                                      P-4

RevCon# 1516                              100%                         1.50%                        98.50%
                                       $46,000.00                     $690.00                     $45,310.00

RevCon# 1517                              100%                         1.50%                        98.50%
                                      $311,000.00                    $4,665.00                    $306,335.00

RevCon# 1518                              100%                         1.50%                        98.50%
                                       $96,000.00                    $1,440.00                    $94,560.00

RevCon# 1519                              100%                         1.50%                        98.50%
                                     $1,226,000.00                   $18,390.00                  $1,207,610.00

RevCon# 1520                              100%                         1.50%                        98.50%
                                       $76,000.00                    $1,140.00                    $74,860.00

RevCon# 1521                              100%                         1.50%                        98.50%
                                      $301,000.00                    $4,515.00                    $296,485.00

RevCon# 1524                              100%                         1.75%                        98.25%
                                      $405,000.00                    $7,087.50                    $397,912.50

RevCon# 1525                              100%                         1.75%                        98.25%
                                       $38,000.00                     $665.00                     $37,335.00

RevCon# 1529                              100%                         1.75%                        98.25%
                                       $39,000.00                     $682.50                     $38,317.50

RevCon# 1531                              100%                         1.75%                        98.25%
                                       $77,000.00                    $1,347.50                    $75,652.50

RevCon# 1533                              100%                         1.75%                        98.25%
                                       $34,000.00                     $595.00                     $33,405.00

RevCon# 1534                              100%                         1.75%                        98.25%
                                      $208,000.00                    $3,640.00                    $204,360.00

RevCon# 1535                              100%                         1.25%                        98.75%
                                      $538,000.00                    $6,725.00                    $531,275.00

RevCon# 1539                              100%                         1.25%                        98.75%
                                     $1,000,000.00                   $12,500.00                   $987,500.00



                         RBC Capital Markets Corporation
                                 August 27, 2009

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt


Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                             If the closing         If the closing
                          market price of the     market price of the
                            Reference Stock         Reference Stock
                          does not fall below       falls below the
                          the Barrier Price on     Barrier Price on
                           any day during the     any day during the         Physical
                           Monitoring Period:     Monitoring Period:         Delivery
                               Payment at             Payment at            Amount as
                              Maturity as             Maturity as           Number of
     Hypothetical            Percentage of           Percentage of        Shares of the
      Final Share              Principal               Principal            Reference           Cash Delivery
         Price                   Amount                 Amount                Stock                Amount
    ----------------------------------------------------------------------------------------------------------
         $200                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
         $175                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
         $150                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
         $125                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
         $100                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $90                   100.00%             Delivery Amount             10                  $900
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $80                   100.00%             Delivery Amount             10                  $800
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $70                   100.00%             Delivery Amount             10                  $700
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $60                   100.00%             Delivery Amount             10                  $600
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $59.50                    n/a               Delivery Amount             10                  $595
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $50.00                    n/a               Delivery Amount             10                  $500
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $25.00                    n/a               Delivery Amount             10                  $250
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
         $0.00                    n/a               Delivery Amount             10                  $0.00
    ----------------------------------------------------------------------------------------------------------


The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008HDS6 (AA): 0.36% of each stated interest payment (20.25% in total) will be treated as an interest payment and 19.89% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HDT4 (ACI): 0.36% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.64% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HDU1 (AFL): 0.36% of each stated interest payment (10.75% in total) will be treated as an interest payment and 10.39% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HDV9 (ATI): 0.36% of each stated interest payment (17.25% in total) will be treated as an interest payment and 16.89% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HDW7 (AXP): 0.36% of each stated interest payment (15.50% in total) will be treated as an interest payment and 15.14% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HDX5 (BAC): 0.36% of each stated interest payment (17.25% in total) will be treated as an interest payment and 16.89% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HDY3 (BTU): 0.36% of each stated interest payment (13.25% in total) will be treated as an interest payment and 12.89% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HDZ0 (C): 0.36% of each stated interest payment (22.50% in total) will be treated as an interest payment and 22.14% of each stated interest payment (22.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEA4 (CAL): 0.36% of each stated interest payment (27.50% in total) will be treated as an interest payment and 27.14% of each stated interest payment (27.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEB2 (CAT): 0.36% of each stated interest payment (12.50% in total) will be treated as an interest payment and 12.14% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEC0 (CHK): 0.36% of each stated interest payment (12.75% in total) will be treated as an interest payment and 12.39% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HED8 (DE): 0.36% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.64% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEF3 (F): 0.36% of each stated interest payment (18.75% in total) will be treated as an interest payment and 18.39% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEG1 (FCX): 0.36% of each stated interest payment (20.00% in total) will be treated as an interest payment and 19.64% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEH9 (HOT): 0.36% of each stated interest payment (21.75% in total) will be treated as an interest payment and 21.39% of each stated interest payment (21.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEJ5 (LVS): 0.36% of each stated interest payment (30.75% in total) will be treated as an interest payment and 30.39% of each stated interest payment (30.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEK2 (MAR): 0.36% of each stated interest payment (14.75% in total) will be treated as an interest payment and 14.39% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEL0 (MOS): 0.36% of each stated interest payment (17.75% in total) will be treated as an interest payment and 17.39% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEM8 (PALM): 0.36% of each stated interest payment (25.75% in total) will be treated as an interest payment and 25.39% of each stated interest payment (25.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEN6 (WFC): 0.36% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.64% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEP1 (WYNN): 0.36% of each stated interest payment (20.50% in total) will be treated as an interest payment and 20.14% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEQ9 (X): 0.36% of each stated interest payment (17.00% in total) will be treated as an interest payment and 16.64% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HES5 (GE): 0.77% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.23% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HET3 (GG): 0.77% of each stated interest payment (12.50% in total) will be treated as an interest payment and 11.73% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HEX4 (PBR): 0.77% of each stated interest payment (11.75% in total) will be treated as an interest payment and 10.98% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFA3 (RIMM): 0.77% of each stated interest payment (12.50% in total) will be treated as an interest payment and 11.73% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFC9 (VALE): 0.77% of each stated interest payment (14.50% in total) will be treated as an interest payment and 13.73% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFD7 (WFC): 0.77% of each stated interest payment (17.00% in total) will be treated as an interest payment and 16.23% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFE5 (TCB): 0.36% of each stated interest payment (17.00% in total) will be treated as an interest payment and 16.64% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFL9 (WFT): 0.36% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.89% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase the Notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Allegheny Technologies Incorporated manufactures and sells specialty metals worldwide. The company's High Performance Metals segment produces, converts, and distributes high performance alloys, including nickel- and cobalt-based alloys and super alloys; titanium and titanium-based alloys; exotic metals, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty alloys primarily in long product forms, such as ingot, billet, bar, shapes and rectangles, rod,

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Citigroup Inc., a global financial services company, provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. The company has two primary segments, Citicorp and Citi Holdings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

     o Continental Airlines, Inc., an air carrier, engages in the transportation of passengers, cargo, and mail. As of December 31, 2008, the company owned or leased 350 mainline jets and 282 regional aircraft. It flew to 120 domestic and 121 international destinations, as well as offered additional connecting service through alliances with domestic and foreign carriers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Deere & Company manufactures and distributes products and services for agriculture and forestry worldwide. The company operates through four segments: Agricultural Equipment, Commercial and Consumer Equipment, Construction and Forestry, and Credit.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc., together with its subsidiaries, engages in the acquisition, exploration, development, and operation of precious metal properties in Canada, the United States, Mexico, and central and South America. It explores primarily for gold, silver, copper, lead, and zinc ores. The company was founded in 1954 and is headquartered in Vancouver, Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o Starwood Hotels & Resorts Worldwide, Inc., together with its subsidiaries, operates as a hotel and leisure company worldwide. The company primarily operates luxury and upscale full service hotels, retreats, and residences. It also engages in the development, ownership, and operation of vacation ownership resorts; marketing and selling vacation ownership interests in the resorts; and provision of financing to customers who purchase such interests.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07959

     o Las Vegas Sands Corp. and its subsidiaries develop multi-use integrated resorts worldwide. It owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, and The Sands Expo and Convention Center in Las Vegas, Nevada; and the Sands Macao, The Venetian Macao Resort Hotel, and the Four Seasons Hotel Macao, Cotai Strip in Macao, the People's Republic of China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

     o Marriott International, Inc., a hospitality company, operates and franchises hotels and related lodging facilities worldwide. It develops, operates, and franchises hotels and corporate housing properties under 14 brand names. The company also develops, operates, markets, and sells timeshare interval, fractional ownership, and residential properties under four brand names. In addition, it provides services to home/condominium owner associations for projects associated with its brands.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13881

     o The Mosaic Company engages in the production and marketing of concentrated phosphate and potash crop nutrients for the agriculture industry in the United States and internationally. The company operates through three segments: Phosphates, Potash, and Offshore. The Phosphates segment produces phosphate crop nutrients for use in crop nutrients and feed phosphate for animal feed ingredients.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o Palm, Inc. provides mobile products for individual users and business customers worldwide. The company offers integrated technologies that enable people to stay connected with their family, friends, and colleagues; access and share the information; and manage their daily lives on the go. Its products include Palm Pre, Treo, and Centro smartphones, which provide a range of productivity tools and personal and entertainment applications for the consumer and business markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

     o Petroleo Brasileiro S.A. Petrobras, together with its subsidiaries, engages in the exploration, exploitation, and production of oil and gas, and energy in Brazil and internationally. The company operates in four segments: Exploration and Production, Supply, Gas and Energy, and Distribution.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o TCF Financial Corporation operates as a holding company for TCF National Bank and TCF National Bank Arizona that offer various retail and commercial banking services in the United States and Canada. It offers various deposit instruments including consumer, small business, and commercial demand deposit accounts; interest-bearing checking accounts; money market accounts; regular savings accounts; certificates of deposit; and retirement savings plans.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10253

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15030

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o Weatherford International Ltd. provides equipment and services used in the drilling, evaluation, completion, production, and intervention of oil and natural gas wells to independent oil and natural gas producing companies worldwide. It primarily offers artificial lift systems, which include progressing cavity pumps, reciprocating rod lift systems, gas lift systems, hydraulic lift systems, plunger lift systems, and hybrid lift systems, as well as wellhead systems and production optimization.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-34258

     o Wynn Resorts, Limited, together with its subsidiaries, engages in the development, ownership, and operation of destination casino resorts. The company owns and operates Wynn Las Vegas casino resort in Las Vegas, which includes 22 food and beverage outlets comprising 6 dining restaurants, 2 nightclubs, 1 spa and salon, 1 Ferrari and Maserati automobile dealership, wedding chapels, an 18-hole golf course, meeting space, and foot retail promenade featuring boutiques.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50028

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments: Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first and second quarters of 2009, as well as for the period from July 1, 2009 through August 27, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.2                      28.39                     30.56
   4/1/2006           6/30/2006                36.96                     28.55                     32.36
   7/1/2006           9/29/2006                34                        26.6                      28.04
  9/30/2006          12/29/2006                31.33                     26.39                     30.01

   1/1/2007           3/30/2007                36.05                     28.09                     33.9
  3/31/2007           6/29/2007                42.9                      33.63                     40.53
  6/30/2007           9/28/2007                48.77                     30.25                     39.12
  9/29/2007          12/31/2007                40.7                      33.22                     36.55

   1/1/2008           3/31/2008                39.67                     26.69                     36.06
   4/1/2008           6/30/2008                44.77                     33.65                     35.62
   7/1/2008           9/30/2008                35.66                     20.93                     22.58
  10/1/2008          12/31/2008                22.35                      6.8                      11.26

   1/1/2009           3/31/2009                12.44                      4.97                      7.34
   4/1/2009           6/30/2009                12.38                      7.03                     10.33
   7/1/2009           8/27/2009                13.88                      8.96                     12.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               44.15                     34.295                     37.97
   4/1/2006           6/30/2006               56.445                    37.1001                    42.37
   7/1/2006           9/29/2006               44.13                     25.88                      28.91
  9/30/2006          12/29/2006               37.03                     25.85                      30.03

   1/1/2007           3/30/2007               33.79                     27.18                      30.69
  3/31/2007           6/29/2007               42.59                     30.33                      34.8
  6/30/2007           9/28/2007               37                        27.76                      33.74
  9/29/2007          12/31/2007               45.22                     32.99                      44.93

   1/1/2008           3/31/2008               56.15                     32.98                      43.5
   4/1/2008           6/30/2008               77.4                      41.25                      75.03
   7/1/2008           9/30/2008               75.41                     27.9                       32.89
  10/1/2008          12/31/2008               32.58                     10.43                      16.29

   1/1/2009           3/31/2009               20.6291                   11.77                      13.37
   4/1/2009           6/30/2009               19.94                     12.52                      15.37
   7/1/2009           8/27/2009               18.73                     13.01                      17.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.4                      44.72                     45.13
   4/1/2006           6/30/2006                49.29                     44.4                      46.35
   7/1/2006           9/29/2006                46.85                     41.63                     45.76
  9/30/2006          12/29/2006                46.2                      42.5                      46

   1/1/2007           3/30/2007                49.37                     45.18                     47.06
  3/31/2007           6/29/2007                54                        47                        51.4
  6/30/2007           9/28/2007                57.44                     50.19                     57.04
  9/29/2007          12/31/2007                63.91                     55.77                     62.63

   1/1/2008           3/31/2008                67                        56.75                     64.95
   4/1/2008           6/30/2008                68.81                     62.52                     62.8
   7/1/2008           9/30/2008                68                        51.25                     58.75
  10/1/2008          12/31/2008                60.73                     29.68                     45.84

   1/1/2009           3/31/2009                46.96                     10.83                     19.36
   4/1/2009           6/30/2009                37.73                     17.25                     31.09
   7/1/2009           8/27/2009                42.74                     28.17                     41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Allegheney Technologies (ATI)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                62.25                    35.4701                    61.18
   4/1/2006           6/30/2006                87.5                     54.78                      69.24
   7/1/2006           9/29/2006                70.38                    55                         62.19
  9/30/2006          12/29/2006                98.72                    59.82                      90.68

   1/1/2007           3/30/2007               110                       85.1                      106.69
  3/31/2007           6/29/2007               119.7                     99.17                     104.88
  6/30/2007           9/28/2007               116.25                    80                        109.95
  9/29/2007          12/31/2007               115.55                    82.59                      86.4

   1/1/2008           3/31/2008                87.32                    59                         71.36
   4/1/2008           6/30/2008                85.49                    58.4                       59.28
   7/1/2008           9/30/2008                58.85                    26.6                       29.55
  10/1/2008          12/31/2008                29.74                    15                         25.53

   1/1/2009           3/31/2009                31.83                    16.92                      21.93
   4/1/2009           6/30/2009                44.09                    21.22                      34.93
   7/1/2009           8/27/2009                36.71                    25.8                       30.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55                        51.05                     52.55
   4/1/2006           6/30/2006                54.91                     50.92                     53.22
   7/1/2006           9/29/2006                56.19                     49.73                     56.08
  9/30/2006          12/29/2006                62.5                      55                        60.67

   1/1/2007           3/30/2007                61.9                      53.91                     56.4
  3/31/2007           6/29/2007                65.24                     55.34                     61.18
  6/30/2007           9/28/2007                65.89                     55.5                      59.37
  9/29/2007          12/31/2007                63.63                     50.37                     52.02

   1/1/2008           3/31/2008                52.32                     39.5                      43.72
   4/1/2008           6/30/2008                52.63                     37.61                     37.67
   7/1/2008           9/30/2008                42.5                      31.68                     35.43
  10/1/2008          12/31/2008                35.8                      16.55                     18.55

   1/1/2009           3/31/2009                21.38                      9.71                     13.63
   4/1/2009           6/30/2009                28.45                     13.08                     23.24
   7/1/2009           8/27/2009                34.23                     22                        33.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               47.24                      42.75                     45.54
   4/1/2006           6/30/2006               50.5                       45.26                     48.1
   7/1/2006           9/29/2006               54                         47.59                     53.57
  9/30/2006          12/29/2006               55.08                      51.32                     53.39

   1/1/2007           3/30/2007               54.21                      48.36                     51.02
  3/31/2007           6/29/2007               52.2                       48.55                     48.89
  6/30/2007           9/28/2007               52.78                      46.52                     50.27
  9/29/2007          12/31/2007               52.96                      40.61                     41.26

   1/1/2008           3/31/2008               45.08                      33.12                     37.91
   4/1/2008           6/30/2008               41.8641                    22.44                     23.87
   7/1/2008           9/30/2008               39.5                       18.44                     35
  10/1/2008          12/31/2008               38.5                       10.01                     14.08

   1/1/2009           3/31/2009               14.81                       2.53                      6.82
   4/1/2009           6/30/2009               15.07                       6.44                     13.2
   7/1/2009           8/27/2009               18.2                       11.27                     17.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               49.185                    38.6056                   47.1955
   4/1/2006           6/30/2006               71.4252                   43.8251                   52.195
   7/1/2006           9/29/2006               56.0804                   30.8395                   34.4347
  9/30/2006          12/29/2006               45.4916                   31.8787                   37.8332

   1/1/2007           3/30/2007               41.756                    33.8916                   37.674
  3/31/2007           6/29/2007               52.2044                   37.4119                   45.295
  6/30/2007           9/28/2007               47.7385                   35.9701                   44.8175
  9/29/2007          12/31/2007               62.55                     44.4898                   61.64

   1/1/2008           3/31/2008               63.97                     42.05                     51
   4/1/2008           6/30/2008               88.69                     49.38                     88.05
   7/1/2008           9/30/2008               88.39                     39.06                     45
  10/1/2008          12/31/2008               43.99                     16                        22.75

   1/1/2009           3/31/2009               30.95                     20.17                     25.04
   4/1/2009           6/30/2009               37.44                     23.56                     30.16
   7/1/2009           8/27/2009               37.24                     27.19                     34.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Citigroup Inc (C)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.58                     44.81                     47.23
   4/1/2006           6/30/2006                50.72                     47.15                     48.25
   7/1/2006           9/29/2006                50.35                     46.22                     49.67
  9/30/2006          12/29/2006                57                        48.83                     55.7

   1/1/2007           3/30/2007                56.28                     48.05                     51.34
  3/31/2007           6/29/2007                55.55                     50.41                     51.29
  6/30/2007           9/28/2007                52.97                     44.66                     46.67
  9/29/2007          12/31/2007                48.95                     28.8                      29.44

   1/1/2008           3/31/2008                29.89                     17.99                     21.42
   4/1/2008           6/30/2008                27.35                     16.58                     16.76
   7/1/2008           9/30/2008                22.53                     12.85                     20.51
  10/1/2008          12/31/2008                23.5                       3.05                      6.71

   1/1/2009           3/31/2009                 7.585                     0.97                      2.53
   4/1/2009           6/30/2009                 4.48                      2.43                      2.97
   7/1/2009           8/27/2009                 5.1                       2.55                      5.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Continental Airlines Inc (CAL)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                28.9                      16.74                     26.9
   4/1/2006           6/30/2006                31.03                     22.51                     29.8
   7/1/2006           9/29/2006                32.04                     22.03                     28.31
  9/30/2006          12/29/2006                46.29                     28.56                     41.25

   1/1/2007           3/30/2007                52.4                      35.22                     36.39
  3/31/2007           6/29/2007                44.1                      32                        33.87
  6/30/2007           9/28/2007                38.79                     26.21                     33.03
  9/29/2007          12/31/2007                37.79                     21.59                     22.25

   1/1/2008           3/31/2008                31.25                     17.19                     19.23
   4/1/2008           6/30/2008                23.42                      9.7                      10.11
   7/1/2008           9/30/2008                21.4                       5.91                     16.68
  10/1/2008          12/31/2008                20.89                      9.49                     18.06

   1/1/2009           3/31/2009                21.83                      6.37                      8.81
   4/1/2009           6/30/2009                15.758                     7.86                      8.86
   7/1/2009           8/27/2009                14.43                      8.76                     13.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                77.21                     57.05                     71.81
   4/1/2006           6/30/2006                82.03                     64.41                     74.48
   7/1/2006           9/29/2006                75.43                     62.09                     65.8
  9/30/2006          12/29/2006                70.92                     58.82                     61.33

   1/1/2007           3/30/2007                68.43                     57.98                     67.03
  3/31/2007           6/29/2007                82.89                     65.86                     78.3
  6/30/2007           9/28/2007                87                        70.59                     78.43
  9/29/2007          12/31/2007                82.74                     67                        72.56

   1/1/2008           3/31/2008                78.63                     59.6                      78.29
   4/1/2008           6/30/2008                85.96                     72.56                     73.82
   7/1/2008           9/30/2008                75.87                     58.11                     59.6
  10/1/2008          12/31/2008                59.03                     31.95                     44.67

   1/1/2009           3/31/2009                47.12                     21.71                     27.96
   4/1/2009           6/30/2009                40.96                     27.44                     33.04
   7/1/2009           8/27/2009                48.93                     30.01                     47.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.57                     27.75                     31.41
   4/1/2006           6/30/2006                33.79                     26.81                     30.25
   7/1/2006           9/29/2006                33.76                     28.06                     28.98
  9/30/2006          12/29/2006                34.27                     27.9                      29.05

   1/1/2007           3/30/2007                31.83                     27.27                     30.88
  3/31/2007           6/29/2007                37.75                     30.88                     34.6
  6/30/2007           9/28/2007                37.55                     31.38                     35.26
  9/29/2007          12/31/2007                41.19                     34.9                      39.2

   1/1/2008           3/31/2008                49.87                     34.42                     46.15
   4/1/2008           6/30/2008                68.1                      45.25                     65.96
   7/1/2008           9/30/2008                74                        31.15                     35.86
  10/1/2008          12/31/2008                35.46                      9.84                     16.17

   1/1/2009           3/31/2009                20.13                     13.27                     17.06
   4/1/2009           6/30/2009                24.66                     16.43                     19.83
   7/1/2009           8/27/2009                24.98                     16.92                     23.2


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               40                        33.805                    39.525
   4/1/2006           6/30/2006               45.99                     38.1932                   41.745
   7/1/2006           9/29/2006               42.485                    33.45                     41.955
  9/30/2006          12/29/2006               50.7                      41.505                    47.535

   1/1/2007           3/30/2007               58.25                     45.115                    54.32
  3/31/2007           6/29/2007               62.82                     51.585                    60.37
  6/30/2007           9/28/2007               74.95                     56.955                    74.21
  9/29/2007          12/31/2007               93.74                     70.175                    93.12

   1/1/2008           3/31/2008               94.7658                   71.2                      80.44
   4/1/2008           6/30/2008               94.89                     70.16                     72.13
   7/1/2008           9/30/2008               74.18                     46.18                     49.5
  10/1/2008          12/31/2008               49.49                     28.5                      38.32

   1/1/2009           3/31/2009               46.76                     24.51                     32.87
   4/1/2009           6/30/2009               47.98                     31.88                     39.95
   7/1/2009           8/27/2009               47                        34.9                      45.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 8.96                      7.39                      7.96
   4/1/2006           6/30/2006                 8.05                      6.17                      6.93
   7/1/2006           9/29/2006                 9.48                      6.06                      8.09
  9/30/2006          12/29/2006                 9.19                      6.85                      7.51

   1/1/2007           3/30/2007                 8.97                      7.43                      7.89
  3/31/2007           6/29/2007                 9.7                       7.67                      9.42
  6/30/2007           9/28/2007                 9.64                      7.49                      8.49
  9/29/2007          12/31/2007                 9.24                      6.65                      6.73

   1/1/2008           3/31/2008                 6.94                      4.95                      5.72
   4/1/2008           6/30/2008                 8.79                      4.46                      4.81
   7/1/2008           9/30/2008                 6.33                      4.17                      5.2
  10/1/2008          12/31/2008                 4.95                      1.01                      2.29

   1/1/2009           3/31/2009                 2.99                      1.5                       2.63
   4/1/2009           6/30/2009                 6.54                      2.4                       6.07
   7/1/2009           8/27/2009                 8.86                      5.24                      7.67



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                65                        47.11                     59.77
   4/1/2006           6/30/2006                72.2                      43.1                      55.41
   7/1/2006           9/29/2006                62.29                     47.58                     53.26
  9/30/2006          12/29/2006                63.7                      47.6                      55.73

   1/1/2007           3/30/2007                67.19                     48.85                     66.19
  3/31/2007           6/29/2007                85.5                      65.62                     82.82
  6/30/2007           9/28/2007               110.6                      67.07                    104.89
  9/29/2007          12/31/2007               120.2                      85.71                    102.44

   1/1/2008           3/31/2008               107.37                     68.96                     96.22
   4/1/2008           6/30/2008               127.24                     93                       117.19
   7/1/2008           9/30/2008               117.11                     51.21                     56.85
  10/1/2008          12/31/2008                56.75                     15.7                      24.44

   1/1/2009           3/31/2009                43.45                     21.16                     38.11
   4/1/2009           6/30/2009                61.55                     36.6                      50.11
   7/1/2009           8/27/2009                67.46                     43.19                     64.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Starwood Hotels & Resorts Worl (HOT)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               55.3479                   47.6638                   54.7257
   4/1/2006           6/30/2006               63.64                     52.41                     60.34
   7/1/2006           9/29/2006               61.85                     49.68                     57.19
  9/30/2006          12/29/2006               68                        56.22                     62.5

   1/1/2007           3/30/2007               69.65                     59.63                     64.85
  3/31/2007           6/29/2007               74.35                     65.35                     67.07
  6/30/2007           9/28/2007               75.45                     52.63                     60.75
  9/29/2007          12/31/2007               62.83                     42.78                     44.03

   1/1/2008           3/31/2008               56                        37.07                     51.75
   4/1/2008           6/30/2008               55.34                     38.89                     40.07
   7/1/2008           9/30/2008               43.29                     25.95                     28.14
  10/1/2008          12/31/2008               28.55                     10.97                     17.9

   1/1/2009           3/31/2009               23.78                      8.99                     12.7
   4/1/2009           6/30/2009               26.68                     12.12                     22.2
   7/1/2009           8/27/2009               31.23                     18.49                     30.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Las Vegas Sands Corp (LVS)
                                (Dec-04 - Dec-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                58.03                    38.44                      56.66
   4/1/2006           6/30/2006                78.9                     54.68                      77.86
   7/1/2006           9/29/2006                77.86                    57.6801                    68.35
  9/30/2006          12/29/2006                97.25                    66.06                      89.48

   1/1/2007           3/30/2007               109.45                    81                         86.61
  3/31/2007           6/29/2007                91.93                    71.24                      76.39
  6/30/2007           9/28/2007               142.75                    75.56                     133.42
  9/29/2007          12/31/2007               148.76                   102.5                      103.05

   1/1/2008           3/31/2008               105.38                    70                         73.64
   4/1/2008           6/30/2008                83.13                    45.3                       47.44
   7/1/2008           9/30/2008                59.17                    30.56                      36.11
  10/1/2008          12/31/2008                37                        2.89                       5.93

   1/1/2009           3/31/2009                 9.15                     1.38                       3.01
   4/1/2009           6/30/2009                11.84                     3.08                       7.86
   7/1/2009           8/27/2009                14.93                     6.32                      14.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Marriott International Inc/DE (MAR)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               34.7397                   32.0746                   34.0449
   4/1/2006           6/30/2006               38.1541                   34.03                     37.8365
   7/1/2006           9/29/2006               39.4444                   34.0449                   38.3526
  9/30/2006          12/29/2006               47.9507                   37.5982                   47.365

   1/1/2007           3/30/2007               51.1169                   44.4568                   48.5958
  3/31/2007           6/29/2007               51.6132                   42.6702                   42.9184
  6/30/2007           9/28/2007               48.4866                   39.4047                   43.1467
  9/29/2007          12/31/2007               44.7645                   31.1069                   33.9258

   1/1/2008           3/31/2008               37.3104                   30.9381                   34.1044
   4/1/2008           6/30/2008               37.6082                   25.7173                   26.0448
   7/1/2008           9/30/2008               30.0151                   21.9555                   25.8959
  10/1/2008          12/31/2008               25.9158                   11.7932                   19.3053

   1/1/2009           3/31/2009               21.9555                   12.1291                   16.2383
   4/1/2009           6/30/2009               25.0423                   15.9405                   21.9867
   7/1/2009           8/27/2009               25.3938                   18.8685                   24.38


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                17.14                     13.78                     14.35
   4/1/2006           6/30/2006                17.28                     13.31                     15.65
   7/1/2006           9/29/2006                17.13                     14.03                     16.9
  9/30/2006          12/29/2006                23.54                     16.2                      21.36

   1/1/2007           3/30/2007                28.84                     19.49                     26.66
  3/31/2007           6/29/2007                41                        26.44                     39.02
  6/30/2007           9/28/2007                54.83                     32.5                      53.52
  9/29/2007          12/31/2007                97.6                      48.72                     94.34

   1/1/2008           3/31/2008               119.78                     71                       102.6
   4/1/2008           6/30/2008               163.25                     95                       144.7
   7/1/2008           9/30/2008               146.92                     62.21                     68.02
  10/1/2008          12/31/2008                71.5                      21.94                     34.6

   1/1/2009           3/31/2009                49.78                     31.17                     41.98
   4/1/2009           6/30/2009                59.34                     37.08                     44.3
   7/1/2009           8/27/2009                55.73                     39.39                     51.38


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Palm Inc (PALM)
                                (Mar-00 - Mar-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                23.32                     16                        23.16
   4/1/2006           6/30/2006                24.91                     15.98                     16.1
   7/1/2006           9/29/2006                16.55                     13.88                     14.56
  9/30/2006          12/29/2006                16.84                     13.41                     14.09

   1/1/2007           3/30/2007                19.5                      13.54                     18.13
  3/31/2007           6/29/2007                18.58                     15.45                     16.0199
  6/30/2007           9/28/2007                17.25                     13.52                     16.27
  9/29/2007          12/31/2007                19.23                      5.24                      6.34

   1/1/2008           3/31/2008                 7.06                      4.21                      5
   4/1/2008           6/30/2008                 7.36                      4.96                      5.39
   7/1/2008           9/30/2008                 8.94                      5                         5.97
  10/1/2008          12/31/2008                 6.5                       1.14                      3.07

   1/1/2009           3/31/2009                 9.51                      3.0201                    8.59
   4/1/2009           6/30/2009                16.74                      8.4                      16.58
   7/1/2009           8/27/2009                16.8                      12.36                     13.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.755                    30.31                     31.935
   4/1/2006           6/30/2006                34.855                    31.9                      33.54
   7/1/2006           9/29/2006                36.89                     33.355                    36.18
  9/30/2006          12/29/2006                36.99                     34.9                      35.56

   1/1/2007           3/30/2007                36.64                     33.01                     34.43
  3/31/2007           6/29/2007                36.49                     33.93                     35.17
  6/30/2007           9/28/2007                37.99                     32.66                     35.62
  9/29/2007          12/31/2007                37.78                     29.29                     30.19

   1/1/2008           3/31/2008                34.56                     24.38                     29.1
   4/1/2008           6/30/2008                32.4                      23.46                     23.75
   7/1/2008           9/30/2008                44.675                    20.46                     37.53
  10/1/2008          12/31/2008                38.95                     19.89                     29.48

   1/1/2009           3/31/2009                30.47                      7.8                      14.24
   4/1/2009           6/30/2009                28.45                     13.65                     24.26
   7/1/2009           8/27/2009                29.345                    22.08                     27.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wynn Resorts Ltd (WYNN)
                                (Oct-02 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                78.75                     52.44                     76.85
   4/1/2006           6/30/2006                80.19                     64.87                     73.3
   7/1/2006           9/29/2006                78.857                    60.82                     68.01
  9/30/2006          12/29/2006                98.45                     66.52                     93.85

   1/1/2007           3/30/2007               114.6                      89.06                     94.86
  3/31/2007           6/29/2007               107.98                     85.53                     89.6499
  6/30/2007           9/28/2007               168.8                      88.411                   157.56
  9/29/2007          12/31/2007               176.14                    110.5                     112.13

   1/1/2008           3/31/2008               124.77                     90.9                     100.64
   4/1/2008           6/30/2008               116.54                     77.66                     81.35
   7/1/2008           9/30/2008               119.74                     69.27                     81.64
  10/1/2008          12/31/2008                83.69                     28.06                     42.26

   1/1/2009           3/31/2009                55.41                     14.5                      19.97
   4/1/2009           6/30/2009                50.77                     19.52                     35.3
   7/1/2009           8/27/2009                61.2                      29.05                     56.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                64.47                     48.05                     60.68
   4/1/2006           6/30/2006                77.77                     56.15                     70.12
   7/1/2006           9/29/2006                70.66                     53.63                     57.68
  9/30/2006          12/29/2006                79.01                     54.18                     73.14

   1/1/2007           3/30/2007               101.6                      68.83                     99.17
  3/31/2007           6/29/2007               127.26                     99.07                    108.75
  6/30/2007           9/28/2007               116.37                     74.41                    105.94
  9/29/2007          12/31/2007               121.12                     85.05                    120.91

   1/1/2008           3/31/2008               128.3                      91.11                    126.87
   4/1/2008           6/30/2008               196                       122                       184.78
   7/1/2008           9/30/2008               182.79                     68.62                     77.61
  10/1/2008          12/31/2008                77.92                     20.71                     37.2

   1/1/2009           3/31/2009                41.47                     16.66                     21.13
   4/1/2009           6/30/2009                43.15                     20.17                     35.74
   7/1/2009           8/27/2009                47.6                      29.35                     43.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.63                     32.21                     34.78
   4/1/2006           6/30/2006                35.24                     32.78                     32.96
   7/1/2006           9/29/2006                35.65                     32.06                     35.3
  9/30/2006          12/29/2006                38.49                     34.62                     37.21

   1/1/2007           3/30/2007                38.28                     33.9                      35.36
  3/31/2007           6/29/2007                39.77                     34.55                     38.28
  6/30/2007           9/28/2007                42.07                     36.2                      41.4
  9/29/2007          12/31/2007                42.15                     36.07                     37.07

   1/1/2008           3/31/2008                37.742                    31.65                     37.01
   4/1/2008           6/30/2008                38.52                     26.15                     26.69
   7/1/2008           9/30/2008                30.39                     22.16                     25.5
  10/1/2008          12/31/2008                25.75                     12.58                     16.2

   1/1/2009           3/31/2009                17.24                      5.7279                   10.11
   4/1/2009           6/30/2009                14.55                      9.8                      11.72
   7/1/2009           8/27/2009                14.88                     10.5                      14.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.44                     22.28                     29.25
   4/1/2006           6/30/2006                41.66                     24.07                     30.22
   7/1/2006           9/29/2006                31.59                     21.63                     23.6
  9/30/2006          12/29/2006                31.47                     20.35                     28.44

   1/1/2007           3/30/2007                29.49                     23.01                     24.02
  3/31/2007           6/29/2007                26.93                     22.36                     23.69
  6/30/2007           9/28/2007                30.99                     21                        30.56
  9/29/2007          12/31/2007                38.11                     29.25                     33.93

   1/1/2008           3/31/2008                46.3                      31.86                     38.75
   4/1/2008           6/30/2008                47.75                     33.83                     46.17
   7/1/2008           9/30/2008                52.65                     24.72                     31.63
  10/1/2008          12/31/2008                33.85                     13.84                     31.53

   1/1/2009           3/31/2009                35.47                     23.02                     33.32
   4/1/2009           6/30/2009                40.82                     26.71                     34.75
   7/1/2009           8/27/2009                39.64                     31.84                     36.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Federative Republic of Brazil (PBR)
                                (Aug-00 - Aug-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               23.7425                   18.165                    21.6675
   4/1/2006           6/30/2006               26.8625                   17.25                     22.3275
   7/1/2006           9/29/2006               24.0925                   18.445                    20.9575
  9/30/2006          12/29/2006               25.7475                   19.3125                   25.7475

   1/1/2007           3/30/2007               25.955                    20.69                     24.8775
  3/31/2007           6/29/2007               31.1825                   24.63                     30.3175
  6/30/2007           9/28/2007               38.56                     24.375                    37.75
  9/29/2007          12/31/2007               59.58                     36.425                    57.62

   1/1/2008           3/31/2008               62.74                     44.345                    51.055
   4/1/2008           6/30/2008               77.61                     50.465                    70.83
   7/1/2008           9/30/2008               71.77                     36.36                     43.95
  10/1/2008          12/31/2008               43.9                      14.73                     24.49

   1/1/2009           3/31/2009               35.3                      22.22                     30.47
   4/1/2009           6/30/2009               46.1                      30.16                     40.98
   7/1/2009           8/27/2009               45.2                      34.31                     42.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               30.1767                   20.95                     28.2933
   4/1/2006           6/30/2006               29.37                     20.3433                   23.2567
   7/1/2006           9/29/2006               34.8333                   20.7067                   34.2167
  9/30/2006          12/29/2006               47.5533                   32.9167                   42.5933

   1/1/2007           3/30/2007               49.0167                   39.9167                   45.4967
  3/31/2007           6/29/2007               66.86                     42.9333                   66.6633
  6/30/2007           9/28/2007              100.98                     61.54                     98.55
  9/29/2007          12/31/2007              137.01                     95.02                    113.4

   1/1/2008           3/31/2008              118.35                     80.2                     112.23
   4/1/2008           6/30/2008              148.13                    111.9                     116.9
   7/1/2008           9/30/2008              135                        60.03                     68.3
  10/1/2008          12/31/2008               68.23                     35.09                     40.58

   1/1/2009           3/31/2009               60.47                     35.05                     43.11
   4/1/2009           6/30/2009               86                        42.76                     71.09
   7/1/2009           8/27/2009               80.59                     63.36                     73.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Vale SA (VALE)
                                (Mar-02 - Mar-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               12.8975                    10.395                   12.1325
   4/1/2006           6/30/2006               14.55                       9.815                   12.02
   7/1/2006           9/29/2006               12.27                       9.58                    10.78
  9/30/2006          12/29/2006               15.23                      10.34                    14.87

   1/1/2007           3/30/2007               19.025                     13.53                    18.495
  3/31/2007           6/29/2007               23.855                     18.435                   22.275
  6/30/2007           9/28/2007               34.61                      17                       33.93
  9/29/2007          12/31/2007               38.32                      29.9                     32.67

   1/1/2008           3/31/2008               37.54                      24                       34.64
   4/1/2008           6/30/2008               44.15                      34                       35.82
   7/1/2008           9/30/2008               35.01                      16.5                     19.15
  10/1/2008          12/31/2008               19.01                       8.8                     12.11

   1/1/2009           3/31/2009               17.85                      11.5                     13.3
   4/1/2009           6/30/2009               21.27                      13.1                     17.63
   7/1/2009           8/27/2009               21.19                      15.58                    20.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.755                    30.31                     31.935
   4/1/2006           6/30/2006                34.855                    31.9                      33.54
   7/1/2006           9/29/2006                36.89                     33.355                    36.18
  9/30/2006          12/29/2006                36.99                     34.9                      35.56

   1/1/2007           3/30/2007                36.64                     33.01                     34.43
  3/31/2007           6/29/2007                36.49                     33.93                     35.17
  6/30/2007           9/28/2007                37.99                     32.66                     35.62
  9/29/2007          12/31/2007                37.78                     29.29                     30.19

   1/1/2008           3/31/2008                34.56                     24.38                     29.1
   4/1/2008           6/30/2008                32.4                      23.46                     23.75
   7/1/2008           9/30/2008                44.675                    20.46                     37.53
  10/1/2008          12/31/2008                38.95                     19.89                     29.48

   1/1/2009           3/31/2009                30.47                      7.8                      14.24
   4/1/2009           6/30/2009                28.45                     13.65                     24.26
   7/1/2009           8/27/2009                29.345                    22.08                     27.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            TCF Financial Corp (TCB)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                28.41                     24.23                     25.75
   4/1/2006           6/30/2006                27.695                    24.91                     26.45
   7/1/2006           9/29/2006                28.1                      24.94                     26.29
  9/30/2006          12/29/2006                27.89                     25.16                     27.42

   1/1/2007           3/30/2007                27.91                     24.93                     26.36
  3/31/2007           6/29/2007                28.99                     25.39                     27.8
  6/30/2007           9/28/2007                28.25                     22.69                     26.18
  9/29/2007          12/31/2007                27.95                     17.17                     17.93

   1/1/2008           3/31/2008                22.04                     14.65                     17.92
   4/1/2008           6/30/2008                19.31                     11.91                     12.03
   7/1/2008           9/30/2008                28                         9.25                     18
  10/1/2008          12/31/2008                20                        11.22                     13.66

   1/1/2009           3/31/2009                14.31                      8.74                     11.76
   4/1/2009           6/30/2009                16.67                     11.37                     13.37
   7/1/2009           8/27/2009                15.76                     12.71                     13.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Weatherford International Ltd (WFT)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                23.095                    18.25                     22.875
   4/1/2006           6/30/2006                29.365                    22.02                     24.81
   7/1/2006           9/29/2006                25.85                     18.54                     20.86
  9/30/2006          12/29/2006                23.525                    19.125                    20.895

   1/1/2007           3/30/2007                23.515                    17.95                     22.55
  3/31/2007           6/29/2007                29.52                     22.52                     27.62
  6/30/2007           9/28/2007                35.5                      24.315                    33.59
  9/29/2007          12/31/2007                36.11                     28.18                     34.3

   1/1/2008           3/31/2008                36.825                    25.915                    36.235
   4/1/2008           6/30/2008                49.98                     34.965                    49.59
   7/1/2008           9/30/2008                49.76                     22.26                     25.14
  10/1/2008          12/31/2008                24.69                      7.75                     10.82

   1/1/2009           3/31/2009                14.47                      9.08                     11.07
   4/1/2009           6/30/2009                23.745                    10.5                      19.56
   7/1/2009           8/27/2009                21.68                     17.22                     20.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about August 31, 2009, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as "T+2"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $11,132,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                            Reverse Convertible Notes



                                 August 27, 2009